UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2019

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LE	The NASDAQ Stock Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

               At the May 9, 2019 Annual Meeting of Stockholders of Lands’ End, Inc. (the “Company”), the Company’s stockholders (the “Stockholders”) approved the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (the “Amended and Restated Plan”), which increased the number of shares available for issuance under the Lands’ End, Inc. 2017 Stock Plan by 1,600,000 additional shares, plus shares that remained available on March 19, 2019 for issuance under the Lands’ End, Inc. 2014 Stock Plan, as amended and restated (the “2014 Plan”), and additional shares that potentially could be “recycled” under the 2014 Plan due to being forfeited, lapsed as unexercised, settled for cash or used to satisfy tax withholding obligations. The Amended and Restated Plan allows for the grant of restricted stock, stock options, stock appreciation rights, stock units and other stock-based awards to any employee, non-employee director or other individual providing advisory or consulting services to the Company or any of its subsidiaries, as designated by the Compensation Committee from time to time.  As a result of the Stockholders’ approval, the Amended and Restated Plan became effective on March 19, 2019 (the date it was approved by the Board of Directors of the Company).

A more complete description of the terms of the Amended and Restated Plan can be found in the description of Item 3 (pages 42 through 50) in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2019. The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

              On May 9, 2019, the Company held its 2019 Annual Meeting of Stockholders (the "Annual Meeting"). The items submitted to a stockholder vote at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 29, 2019. The results of such Stockholder votes are set forth below.

1.
Election of Directors. Each of Robert Galvin, Jerome S. Griffith, Elizabeth Leykum, Josephine Linden, John T. McClain, Maureen Mullen, Jignesh Patel and Jonah Staw was elected to the Board of Directors of the Company for a one- year term expiring at the Company’s 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified, or earlier death, resignation, disqualification or removal. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
Robert Galvin	29,795,035	52,085	1,234,943
Jerome S. Griffith	29,763,244	83,876	1,234,943
Elizabeth Leykum	29,754,233	92,887	1,234,943
Josephine Linden	29,259,910	587,210	1,234,943
John T. McClain	29,205,551	641,569	1,234,943
Maureen Mullen	29,822,170	24,950	1,234,943
Jignesh Patel	29,792,211	54,909	1,234,943
Jonah Staw	29,822,180	24,940	1,234,943

2.
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
29,781,348	54,142	11,630	1,234,943

3.	Approval of the Lands' End, Inc. Amended and Restated 2017 Stock Plan. The Stockholders approved the Lands’ End, Inc. Amended and Restated 2017 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
29,416,164	422,044	8,912	1,234,943

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4.
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019. The Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019. The votes on this matter were as follows:

For	Against	Abstain
30,187,529	875,990	18,544

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lands’ End, Inc. Amended and Restated 2017 Stock Plan.

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SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: May 13, 2019	By: /s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief Administrative Officer and General Counsel